Exhibit 10.2

FIRST AMENDMENT TO LEASE

I.                                         PARTIES AND DATE.

This First Amendment to Lease (the “Amendment”) dated May x, 2011, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and NETLIST, INC., a Delaware corporation (“Tenant”)

II.                                     RECITALS.

On April 2, 2007, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 51 Discovery, Suite 150, Irvine, California (“Premises”).

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in “III.MODIFICATIONS” next below.

III.                                 MODIFICATIONS.

A.           Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.               Item 5 is hereby deleted in its entirety and substituted therefore shall be the following:

“5. Term: The Term of this Lease shall expire at midnight on July 31, 2013 (unless earlier terminated pursuant to the terms of the Lease)”.

2.               Item 6 is hereby amended by adding the following:

“Commencing August 1, 2011, the Basic Rent shall be Twenty One Thousand Five Hundred Four Dollars ($21,504.00) per month, based on $.75 per rentable square foot.

Commencing August 1, 2012, the Basic Rent shall be Twenty Four Thousand Three Hundred Seventy-One Dollars ($24,371.00) per month, based on $.85 per rentable square foot.

B.             Right to Expand/Right of First Refusal. Section 2.4 and Section 2.5 of the Lease are hereby deleted in their entirety and shall have no further force or effect.

C.             Right to Extend the Lease. The provisions of Section 3.3 of the Lease entitled “Right to Extend this Lease” shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment.

D.            Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) and Real-Tech, Inc. (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

E.              Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on landlord’s part as to improvements whatsoever.

IV.                                GENERAL.

A.           Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.             Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C.             Counterparts.  If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment.  In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.            Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.              Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F.              SDN List. Tenant hereby represents and warrants, to its actual knowledge, that neither Tenant nor any officer, director, partner or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

V.                                    EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC.		NETLIST, INC.
A Delaware limited liability company		a Delaware corporation

By	/S/ Steven M Case	By	/S/ C.K. Hong
Steven M Case, Executive Vice President		C.K. Hong, President and CEO
Office Properties

By	/S/ Holly McManus	By	/S/ Gail M. Sasaki
Holly McManus, Vice President		Gail M. Sasaki, V.P. and CFO
Operations, Office Properties